Exhibit 99.1

Meridian Reports 4Q 2018 Operating Results and Record Annual Earnings

MALVERN, Pa., January 25, 2019 — Meridian Corporation (Nasdaq: MRBK) today reported net income of $2.4 million, or $0.37 per diluted share for the fourth quarter of 2018, which generated a return on average assets and return on average equity of 0.99% and 8.64%, respectively.

Christopher J. Annas, Chairman and CEO, commented “Meridian Corporation had an excellent quarter contributing to record earnings for 2018. Quarterly profit of $2.4 million was more than triple fourth quarter 2017 even before the tax adjustment.  The bank earnings growth was due to continued strong commercial loan growth, which exceeded 20% annually for the third consecutive year. While we take advantage of any disruption in our market, Meridian’s sales culture is the principal driver in this robust performance.

Our mortgage unit had a profitable quarter as the Delaware Valley residential market remains very active, and we continue to manage the seasonality to maximize profitability. Market studies suggest a moderation in 2019 and we are planning accordingly.

In the fourth quarter we brought on a five-person SBA team from another local bank, where they were a top 10 lender. This gives Meridian an immediate presence in this business line, where previously we had little volume. We also hired a two-person team from another acquired bank that formed our new private banking unit. We expect some great synergies in this group from our commercial unit and Meridian Wealth Partners.”

Select Condensed Financial Information

	For the Quarter Ended (Unaudited)
(Dollars in thousands, except per	2018	2018	2018	2018	2017
share data)	December 31	September 30	June 30	March 31	December 31
Income:
Net income available to common stockholders - consolidated	$2,364	$2,727	$1,802	$1,270	$(12)
Diluted earnings per common share	$0.37	$0.42	$0.28	$0.20	$(0.00)
Net income - excluding Mortgage	1,826	1,973	1,701	1,406	(190)

Net income - Mortgage	538	754	101	(136)	178
Net interest income - consolidated	8,441	8,378	8,146	7,692	7,833

	At the Quarter Ended (Unaudited)
	2018	2018	2018	2018	2017
	December 31	September 30	June 30	March 31	December 31
Balance Sheet:
Total assets	$997,388	$959,829	$945,435	$883,521	$856,035
Loans, net of fees and costs	838,106	806,788	781,622	740,408	694,637
Total deposits	752,130	781,927	683,250	679,303	627,109
Non-interest bearing deposits	126,150	124,855	106,942	105,576	100,454

Reconciliation of Non-GAAP Financial Measures

Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate performance trends and the adequacy of common equity.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Meridian believes adjusted net income, adjusted earnings per common share, adjusted ROAA and adjusted ROAE provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Because management believes that these adjustments are not incurred as a result of ongoing operations, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.  This supplemental presentation should not be construed as an inference that Meridian’s future results will be unaffected by similar adjustments to these measures determined in accordance with GAAP.

	Adjusted Net Income, Earnings per Share and Return Ratios (Unaudited)
	2018	2018	2018	2018	2017
(Dollars in thousands, except per share data)	4th QTR	3rd QTR	2nd QTR	1st QTR	4th QTR

Net income available to common stockholders - consolidated	$2,364	$2,727	$1,802	$1,270	$(12)
Holding company formation cost adjustment	—	179	—	—	—
Contingent asset fair value adjustment	—	138	—	—	—
Deferred tax adjustment	—	—	—	—	737
Adjusted net income - consolidated(1)	2,364	3,044	1,802	1,270	725

Net income - excluding Mortgage	1,826	1,973	1,701	1,406	(190)
Adjusted net income - excluding Mortgage (1)	1,826	2,290	1,701	1,406	547

Diluted earnings per common share	$0.37	$0.42	$0.28	$0.20	$(0.00)
Holding company formation cost adjustment	—	0.03	—	—	—
Contingent asset fair value adjustment	—	0.02	—	—	—
Deferred tax adjustment	—	—	—	—	0.16
Adjusted diluted earnings per common share(1)	$0.37	$0.47	$0.28	$0.20	$0.16
Adjusted diluted earnings per common share- excluding Mortgage(1)	$0.28	$0.36	$0.26	$0.22	$0.12

Return on average assets - consolidated	0.99%	1.16%	0.81%	0.61%	0.14%
Adjusted return on average assets - consolidated(1)	0.99%	1.29%	0.81%	0.61%	0.35%
Return on average equity - consolidated	8.64%	10.16%	7.00%	5.07%	1.19%
Adjusted return on average equity - consolidated(1)	8.64%	11.34%	7.00%	5.07%	2.99%

Return on average assets - excluding Mortgage	0.79%	0.87%	0.79%	0.70%	(0.10)%
Adjusted return on average assets - excluding Mortgage(1)	0.79%	0.97%	0.77%	0.68%	0.28%
Return on average equity - excluding Mortgage	6.67%	7.35%	6.61%	5.61%	(0.78)%
Adjusted return on average equity - excluding Mortgage(1)	6.67%	8.53%	6.61%	5.61%	2.26%

(1) Adjusted net income, adjusted earnings per common share, adjusted ROAA and adjusted ROAE are non-GAAP measures and remove the after tax effect of the charge to earnings for the holding company formation costs of $51 thousand, as well as the fair value adjustment to contingent assets of $39 thousand in the third quarter of 2018 and the after tax effect of the charge to adjust deferred tax assets resulting from the Tax Cuts and Jobs Act in the fourth quarter of 2017.

Financial Highlights

Net income available to common stockholders for the three and twelve months ended December 31, 2018 was $2.4 million, and $8.2 million, respectively, reflecting an increase of $2.4 million and $6.3 million as compared to net income available to common stockholders for the same periods in 2017.

•                  Total assets of $997.4 million as of December 31, 2018 increased $141.4 million, or 16.5% year-over-year.

•                  Total portfolio loans and leases of $838.1 million as of December 31, 2018 increased $143.5 million, or 20.7% year-over-year.

•                  Total deposits of $752.1 million as of December 31, 2018 increased $125.0 million, or 19.9% year-over-year.

•                  Non-interest bearing deposits of $126.2 million as of December 31, 2018 increased $25.7 million, or 25.6% year-over-year.

•                  Net interest income increased $608 thousand, or 7.8% and $3.7 million or 12.9% for the three and twelve months ended December 31, 2018 over the same periods in 2017.

Income Statement Summary

Net income available to common stockholders was $2.4 million, or $0.37 per diluted share for the three months ended December 31, 2018 compared to a net loss of $12 thousand, or $0.00 per diluted share, for the same period in 2017.  The increase was largely attributable to an increase in net interest income of $608 thousand, in addition to a lower level of provision for loan loss and the elimination of dividends payable to preferred stockholders.  The increase in net income available to common stockholders was also impacted by an additional $737 thousand in income tax expense for the three months ended December 31, 2017 resulting from a deferred tax adjustment upon implementation of the Tax Cuts and Jobs Act (the Act) which lowered the top federal corporate tax rate from 35% to 21%.  Non-interest income for the three months ended December 31, 2018 decreased $1.7 million, but was more than offset by the $2.1 million decrease in non-interest expense, further contributing to the increase in net income available to common stockholders.  Net income available to common stockholders was $8.2 million, or $1.27 per diluted share for the twelve months ended December 31, 2018 compared to $1.9 million, or $0.49 per diluted share, for the same period in 2017.

Net interest income increased $608 thousand, or 7.8%, for the three months ended December 31, 2018 to $8.4 million from $7.8 million for the same period in 2017. Net interest income increased $3.7 million, or 12.9%, to $32.7 million for the twelve months ended December 31, 2018, compared to $28.9 million for the twelve months ended December 31, 2017.  The growth in interest income for the three months ended December 31, 2018 compared to the same period in 2017 reflects an increase in average interest earning assets of $128.3 million. The growth in interest income for the twelve months ended December 31, 2018 compared to the same period in 2017 reflects an increase in average interest earning assets of $162.2 million.  Increases over both periods were partially offset by the decreases in the net interest margin.  The net interest margin was 3.70%, and 3.80%, for the three and twelve months ended December 31, 2018, respectively, compared to 4.01% and 3.96% for the same periods in 2017. The decrease in net interest margin reflects the pressure from the rising cost of funds, which has outpaced the favorable trend in yield on interest earning assets over both periods. The provision for loan losses decreased $397 thousand to $319 thousand for the three months ended December 31, 2018 and $584 thousand to $1.6 million for the twelve months ended December 31, 2018 due to strong asset quality and lower levels of net charge-offs for both periods year-over-year.

Total non-interest income for the three months ended December 31, 2018 was $7.5 million, down $1.7 million, or 18.7%, from the comparable period in 2017.  Total non-interest income for the twelve months ended December 31, 2018 was $32.4 million, down $4.4 million, or 11.8%, from the same period in 2017.  These overall decreases in non-interest income came primarily from our mortgage division. Mortgage banking revenue decreased over both periods due primarily to a decline in mortgage originations and lower margins, which decreased 60 basis points and 53 basis points, for the three and twelve months, respectively.  The overall decline in mortgage banking revenue was partially offset by hedging gains and fair value adjustments period over period.  Realized gains on derivatives related to mortgage banking, included in other non-interest income, increased $1.4 million for the twelve months ended December 31, 2018 to $627 thousand, compared to a loss of $724 thousand for the same period in 2017. There was also a $55 thousand decline in fair value adjustments related to mortgage banking for the same period in 2017. Wealth management revenue was relatively flat for the three months ended December 31, 2018 compared to three months ended December 31, 2017, but up $1.1 million for the twelve months ended December 31, 2018 compared to the same period in 2017 as Meridian Wealth Partners was included in our results for a full year in 2018.

Total non-interest expense was $12.6 million for the three months ended December 31, 2018, down $2.1 million, or 14.2%, from $14.6 million for the three months ended December 31, 2017 and $53.0 million for twelve months ended December 31, 2018, down $4.8 million, or 8.2%, from the same period in the 2017. The decrease is mainly attributable to a reduction in salaries and employee benefits expense, as full-time equivalent employees, particularly in the mortgage division were reduced. In addition, variable loan expenses decreased reflecting the lower level of mortgage originations. Occupancy and equipment expense was relatively flat for the comparable three month and twelve month periods.  Professional fees decreased $249 thousand and advertising and promotion expense decreased $159 thousand over the comparable three month period, while such expenses increased modestly over the comparable twelve month period. Data processing expenses were up over both periods due mainly to the increased transaction volume from growth in the loan portfolios. Other expenses were up over both periods presented. The increase year-over-year related to amortization of intangible assets and a one-time fair market value adjustment of $177 thousand to contingent assets, a $200 thousand reserve established for the open litigation as well as higher levels of other employee-related expenses, shares tax expense, and other expense.

Balance Sheet Summary

As of December 31, 2018, total assets were $997.4 million compared with $856.0 million as of December 31, 2017 and $959.8 million as of September 30, 2018. Total assets increased $141.4 million, or 16.5%, on a year-over-year basis primarily due to strong loan growth.  Total assets increased $37.6 million, or 3.9%, from the previous quarter, mostly due to an increase in portfolio loans of $31.3 million.

Total loans, excluding mortgage loans held for sale, grew $143.5 million, or 20.7%, to $838.1 million as of December 31, 2018, from $694.6 million as of December 31, 2017. This was an increase of $31.3 million, or 3.9%, from $806.8 million as of September 30, 2018. The increase in loans for both periods is attributable to several commercial categories as we continue to grow our presence in the Philadelphia market area. Commercial loans increased $52.9 million, or 26.3%, year-over-year.  Commercial real estate and commercial construction loans combined increased $74.0 million, or 20.2%, year-over-year. Residential loans held in portfolio increased $21.1 million, or 64.6%, year-over-year as certain loan products or terms were targeted to hold in portfolio. Residential mortgage loans held for sale increased $2.7 million, or 7.6%, to $37.7 million as of December 31, 2018 from December 31, 2017.

Deposits were $752.1 million as of December 31, 2018, up $125.0 million, or 19.9%, from December 31, 2017, and down $29.8 million, or 3.8%, from September 30, 2018. Non-interest bearing deposits increased $25.7 million, or 25.6%, from December 31, 2017 and increased $1.3 million, or 1.0%, from September 30, 2018. New business relationships fueled the increases.  Money market accounts/savings accounts increased $6.3 million, or 2.8%, since December 31, 2017 and decreased $43.6 million, or 15.8%, since September 30, 2018 while interest-bearing checking accounts increased $32.7 million, or 40.0%, during the year, and increased $11.3 million or 10.9% quarter over quarter. Certificates of deposit increased $60.3 million, or 27.6%, during the year and $1.3 million, or 0.5%, quarter over quarter.

Consolidated stockholders’ equity of the Corporation was $109.9 million, or 11.02% of total assets as of December 31, 2018, as compared to $101.4 million, or 11.84% of total assets as of December 31, 2017. As of December 31, 2018, the Tier 1 leverage ratio was 11.20%, the Tier 1 risk-based capital and common equity ratios were 11.76%, and total risk-based capital was 13.70%. Quarter-end numbers show a tangible common equity to tangible assets ratio of 10.56%. Tangible book value per share was $16.36 as of December 31, 2018, compared with $15.00 as of December 31, 2017.

Asset Quality Summary

Asset quality remains strong. The Bank realized net charge-offs of 0.00% of total average loans for the quarter ending December 31, 2018, compared with net charge-offs of 0.09% for the quarter ending December 31, 2017. Total non-performing assets, including loans and other real estate property, were $3.9 million as of December 31, 2018, $3.2 million as of December 31, 2017, and $2.9 million as of September 30, 2018. The ratio of non-performing assets to total assets as of December 31, 2018 was 0.39% compared to 0.42% as of December 31, 2017 and 0.30% as of September 30, 2018. As of December 31, 2018, the ratio of allowance for loan losses to total loans, excluding mortgages held for sale, was 0.96%, consistent with both December 31, 2017 and September 30, 2018.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is a full-service commercial bank headquartered in Malvern, Pennsylvania with 23 offices in the greater Philadelphia Metro market. The Bank offers a full range of commercial and retail loan and deposit products, along with wealth management and electronic payment services. Meridian Mortgage, a division of the Bank, is a top tier provider of residential mortgage loans. For additional information, visit our website at www.meridianbanker.com.  Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.   Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission and, for periods prior to the completion of the holding company reorganization, Meridian Bank’s filings with the FDIC, including Meridian Bank’s most recent annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

FINANCIAL TABLES FOLLOW

	Quarterly
	2018	2018	2018	2018	2017
(Dollars in thousands, except per share data)	4th QTR	3rd QTR	2nd QTR	1st QTR	4th QTR
Earnings and Per Share Data
Net income	$2,364	$2,727	$1,802	$1,270	$288
Net income available to common stockholders	2,364	2,727	1,802	1,270	(12)
Basic earnings per common share	0.37	0.43	0.28	0.20	(0.00)
Common shares outstanding	6,407	6,407	6,401	6,392	6,392

Performance Ratios
Return on average assets - consolidated	0.99%	1.16%	0.81%	0.61%	0.14%
Return on average assets - excluding Mortgage (non-GAAP)	0.79%	0.87%	0.79%	0.70%	(0.10)%
Return on average equity - consolidated	8.64%	10.16%	7.00%	5.07%	1.19%
Return on average equity - excluding Mortgage (non-GAAP)	6.67%	7.35%	6.61%	5.61%	(0.78)%
Net interest margin (TEY)	3.70%	3.72%	3.88%	3.91%	4.01%
Efficiency ratio - consolidated	79%	78%	84%	85%	86%
Adjusted efficiency ratio - consolidated (non-GAAP)	79%	76%	84%	85%	86%
Efficiency ratio - excluding Mortgage (non-GAAP)	73%	71%	73%	77%	78%
Adjusted efficiency ratio - excluding Mortgage (non-GAAP)	73%	67%	73%	77%	78%

Asset Quality Ratios
Net charge-offs to average loans	0.00%	0.00%	0.01%	0.02%	0.09%
Non-performing loans/Total loans	0.45%	0.35%	0.34%	0.38%	0.43%
Non-performing assets/Total assets	0.39%	0.30%	0.30%	0.38%	0.42%
Allowance for credit loss/Total loans	0.92%	0.92%	0.90%	0.93%	0.92%
Allowance for credit loss/Total loans held for investment	0.96%	0.96%	0.95%	0.96%	0.96%
Allowance for credit loss/Non-performing loans	204.85%	263.89%	261.83%	241.97%	212.51%

Capital Ratios
Book value per common share	$17.15	$16.70	$16.31	$16.01	$15.86
Tangible book value per common share	$16.36	$15.91	$15.47	$15.16	$15.00
Total equity/Total assets	11.02%	11.15%	11.04%	11.59%	11.84%
Tangible common equity/Tangible assets	10.56%	10.67%	10.53%	11.03%	11.27%
Tier 1 leverage ratio	11.20%	11.02%	11.28%	11.69%	12.37%
Common tier 1 risk-based capital ratio	11.76%	12.03%	12.03%	12.36%	12.86%
Tier 1 risk-based capital ratio	11.76%	12.03%	12.03%	12.36%	12.86%
Total risk-based capital ratio	13.70%	14.03%	14.07%	14.46%	15.53%

	Statements of Income (Unaudited)		Statements of Income (Unaudited)
	Quarter Ended		Twelve Months Ended
(Dollars in Thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Interest Income
Interest and fees on loans	$11,476	$9,519	$42,694	$34,667
Investments	410	289	1,370	1,053
Total interest income	11,886	9,808	44,064	35,720

Interest Expense
Deposits	3,056	1,548	9,227	4,627
Borrowings	389	427	2,180	2,155
Total interest expense	3,445	1,975	11,407	6,782

Net interest income	8,441	7,833	32,657	28,938
Provision for loan losses	319	716	1,577	2,161
Net interest income after provision for loan losses	8,122	7,117	31,080	26,777

Non-Interest Income
Mortgage banking income	5,780	7,762	26,187	32,836
Wealth management income	921	967	3,917	2,872
Earnings on investment in life insurance	74	82	300	276
Net change in fair value of mortgage related financial instruments	104	(306)	(368)	(313)
Gain on sale of investment securities available-for-sale	—	22	—	26
Service charges	28	25	115	87
Other	557	626	2,204	916
Total non-interest income	7,464	9,178	32,355	36,700

Non-Interest Expenses
Salaries and employee benefits	8,075	9,372	34,794	39,126
Occupancy and equipment	909	981	3,779	3,799
FDIC assessment	196	242	554	722
Professional fees	492	741	2,162	2,125
Data processing	337	291	1,261	1,162
Advertising and promotion	553	712	2,355	2,248
Loan expenses	583	1,017	2,643	4,025
Other	1,411	1,278	5,397	4,484
Total non-interest expenses	12,556	14,634	52,945	57,691

Income before income taxes	3,030	1,661	10,490	5,786
Income tax expense	666	1,373	2,327	2,754

Net Income	2,364	288	8,163	3,032
Dividends on preferred stock	—	300	—	(1,167)

Net Income available to common stockholders	$2,364	$(12)	$8,163	$1,865

Weighted-average basic shares outstanding	6,407	4,575	6,397	3,743
Basic earnings per common share	$0.37	$(0.00)	$1.28	$0.50

Adjusted weighted-average diluted shares outstanding	6,433	4,602	6,427	3,770
Diluted earnings per common share	$0.37	$(0.00)	$1.27	$0.49

	Statement of Condition (Unaudited)
(Dollars in Thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Assets
Cash & cash equivalents	$23,952	$25,823	$27,013	$24,964	$35,506
Investment securities	63,169	60,449	54,773	51,372	52,867
Mortgage loans held for sale	37,695	34,044	45,571	30,858	35,024
Loans, net of fees and costs	838,106	806,788	781,622	740,408	694,637
Allowance for loan losses	(8,053)	(7,711)	(7,449)	(7,138)	(6,709)
Bank premises and equipment, net	9,638	9,947	10,207	10,446	9,741
Bank owned life insurance	11,569	11,494	11,420	11,347	11,269
Other real estate owned	—	—	—	427	437
Goodwill and intangible assets	5,046	5,114	5,359	5,427	5,495
Other assets	16,266	13,881	16,919	15,410	17,768
Total Assets	$997,388	$959,829	$945,435	$883,521	$856,035

Liabilities & Stockholders’ Equity
Liabilities
Non-interest bearing deposits	$126,150	$124,855	$106,942	$105,576	$100,454
Interest bearing deposits
Interest checking	114,610	103,353	110,259	109,914	81,872
Money market / savings accounts	232,653	276,258	215,042	213,282	226,374
Certificates of deposit	278,717	277,461	251,007	250,531	218,409
Total interest bearing deposits	625,980	657,072	576,308	573,727	526,655
Total deposits	752,130	781,927	683,250	679,303	627,109
Borrowings	120,538	50,199	142,176	86,366	108,613
Subordinated debt	9,239	9,308	9,308	9,308	13,308
Other liabilities	5,614	11,377	6,321	6,132	5,642
Total Liabilities	887,521	852,811	841,055	781,109	754,672

Stockholders’ Equity	109,867	107,018	104,380	102,412	101,363
Total Liabilities & Stockholders’ Equity	$997,388	$959,829	$945,435	$883,521	$856,035

	Condensed Statements of Income (Unaudited)
	Three Months Ended
(Dollars in Thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Interest income	$11,886	$11,573	$10,809	$9,796	$9,808
Interest expense	3,445	3,195	2,663	2,104	1,975
Net interest income	8,441	8,378	8,146	7,692	7,833
Provision for loan losses	319	291	413	554	716
Non-interest income	7,464	9,167	8,668	7,056	9,178
Non-interest expense	12,556	13,753	14,074	12,562	14,634
Income before income taxes	3,030	3,501	2,327	1,632	1,661
Income tax expense	666	774	525	362	1,373
Net Income	2,364	2,727	1,802	1,270	288

Dividends on preferred stock	—	—	—	—	(300)
Net income available to common stockholders	$2,364	$2,727	$1,802	$1,270	$(12)

Weighted-average basic shares outstanding	6,407	6,402	6,395	6,392	4,575
Basic earnings per common share	$0.37	$0.43	$0.28	$0.20	$(0.00)

Adjusted weighted-average diluted shares outstanding	6,433	6,430	6,425	6,425	4,602
Diluted earnings per common share	$0.37	$0.42	$0.28	$0.20	$(0.00)